Exhibit 99.1

INVO BIOSCIENCE ANNOUNCES ADJOURNMENT OF SPECIAL MEETING OF SHAREHOLDERS

SARASOTA, Fla., September 29, 2023 — INVO Bioscience, Inc. (Nasdaq: INVO) (“INVO” or the “Company”) today announced that its special meeting of shareholders on September 29, 2023 (the “Special Meeting”) was convened and then adjourned, without conducting any business, in order to provide shareholders additional time within which to vote on the proposals as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 1, 2023 (the “Proxy Statement”).

The adjourned Special Meeting will reconvene on October 13, 2023 at 12:00 p.m. Eastern Time at www.virtualshareholdermeeting.com/INVO2023SM. The record date of August 21, 2023 for the adjourned Special Meeting remains the same. Shareholders of record may attend the virtual webcast meeting by logging in through the same method.

During this adjournment, the Company will continue to solicit votes from its shareholders in favor of (i) Proposal 1 to approve an increase to the number of authorized shares of common stock of the Company from 6,250,000 shares to 50,000,000 shares, and (ii) Proposal 2 to approve, for the purposes of Nasdaq Marketplace Rule 5635(d), the reduction of the exercise price for the March 2023 private placement warrants from $12.60 per share to $2.85 per share. The Company is required to receive the affirmative vote of the holders of a majority of the outstanding shares for Proposal 1 to pass. At the time of the Special Meeting’s adjournment, Proposal 1 had received the affirmative vote of holders of more than 83% of the shares casting votes with approximately 45% of the outstanding shares having cast votes in favor of Proposal 1. The Company is required to receive the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon for Proposal 2 to pass. At the time of the Special Meeting’s adjournment, Proposal 2 had received the affirmative vote of holders of more than 42% of the shares casting votes.

Shareholders who have already voted their shares on the proposals contained in the Proxy Statement do not need to vote again. Proxies previously submitted will be voted at the adjourned Special Meeting, and shareholders who have previously submitted a proxy or otherwise voted need not take any action.

INVO encourages all shareholders, as of the record date on August 21, 2023, who have not yet voted to do so promptly.

Shareholders may use the Proxy Card that they were originally provided with or vote in the manner as set forth in the Proxy Statement.

Additional Information

The Company filed the Proxy Statement with the U.S. Securities and Exchange Commission (“SEC”) on September 1, 2023 in connection with our solicitation of proxies for the Special Meeting. INVO BIOSCIENCE, INC. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov. Shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents from our website at https://www.invobioscience.com/investors/.

About INVO Bioscience

We are a healthcare services fertility company dedicated to expanding the assisted reproductive technology (“ART”) marketplace by making fertility care accessible and inclusive to people around the world. Our commercialization strategy is focused on the opening of dedicated “INVO Centers” offering the INVOcell® and IVC procedure (with three centers in North America now operational), the acquisition of US-based, profitable in vitro fertilization (“IVF”) clinics and the sale and distribution of our technology solution into existing fertility clinics. Our proprietary technology, INVOcell®, is a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. This technique, designated as “IVC”, provides patients a more natural, intimate, and more affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”). For more information, please visit www.invobio.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: CONTACT:

INVO Bioscience: Steve Shum, CEO, 978-878-9505, sshum@invobio.com;

Investor Contact: Lytham Partners, LLC, Robert Blum, 602-889-9700, INVO@lythampartners.com